Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Retrophin, Inc.
San Diego, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202861) and Form S-8 (No. 333-213599) of Retrophin, Inc. of our reports dated March 1, 2017, relating to the consolidated financial statements and the effectiveness of Retrophin, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 1, 2017